Exhibit 5(a)

Faegre Baker Daniels LLP

2200 Wells Fargo Center ▼ 90 South Seventh Street

Minneapolis ▼ Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

April 27, 2018

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the “Registration Statement”) of the Company and Wells Fargo Finance LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Wells Fargo Finance”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Company from time to time of the following securities:

(i) unsecured unsubordinated debt securities of the Company in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Debt Securities”);

(ii) debt warrants, index warrants and currency warrants of the Company in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Warrants”);

(iii) purchase contracts of the Company for the purchase or sale of, or settlement in cash based on the value of, (1) securities issued by the Company or an entity affiliated or not affiliated with the Company, a basket of those securities, a market measure or any combination of the above, (2) currencies, (3) commodities or (4) other property, in each case in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Purchase Contracts”);

(iv) units of the Company consisting of any combination of Warrants, Purchase Contracts, Debt Securities or other securities of an entity affiliated or not affiliated with the Company in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Units”, and together with the Debt Securities, the Warrants and the Purchase Contracts, the “Company Securities”); and

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April 27, 2018

(v) guarantees by the Company of the following securities of Wells Fargo Finance:

(a) unsecured unsubordinated debt securities of Wells Fargo Finance (the “Wells Fargo Finance Debt Securities”) in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Debt Security Guarantees”);

(b) warrants of Wells Fargo Finance that provide the holder with the right to purchase or sell a security of an entity not affiliated with the Company, a currency, a commodity or other specified securities, including indices or baskets thereof (the “Wells Fargo Finance Warrants”) in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Warrant Guarantees”);

(c) purchase contracts of Wells Fargo Finance (the “Wells Fargo Finance Purchase Contracts”) for the purchase or sale of a security of an entity not affiliated with the Company, a currency, a commodity or other specified securities, including indices or baskets thereof, in each case in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Purchase Contract Guarantees”); and

(d) units consisting of any combination of Wells Fargo Finance Debt Securities, Wells Fargo Finance Warrants, Wells Fargo Finance Purchase Contracts or other securities of an entity affiliated or not affiliated with the Company (the “Wells Fargo Finance Units” and, together with the Wells Fargo Finance Debt Securities, the Wells Fargo Finance Warrants and the Wells Fargo Finance Purchase Contracts, the “Wells Fargo Finance Securities”) in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Unit Guarantees”, and together with the Debt Security Guarantees, the Warrant Guarantees and the Purchase Contract Guarantees, the “Guarantees” and the Guarantees, together with the Company Securities, the “Securities”).

The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities are to be issued under the indenture filed as Exhibit 4(e) to the Registration Statement entered into by the Company and Citibank, N.A., as trustee (the “Indenture”).

The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (the “Warrant Agreements”), to be entered into by the Company and warrant agents to be named by the Company.

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April 27, 2018

The Purchase Contracts are to be issued under one or more purchase contract agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (the “Purchase Contract Agreements”), to be entered into by the Company and purchase contract agents to be named by the Company.

The Units are to be issued under one or more unit agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Unit Agreements”), to be entered into by the Company and unit agents to be named by the Company.

The Debt Security Guarantees are to be issued under the indenture filed as Exhibit 4(h) to the Registration Statement entered into by Wells Fargo Finance, the Company and Citibank, N.A., as trustee (the “Wells Fargo Finance Indenture”).

The Warrant Guarantees are to be issued under one or more warrant agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Wells Fargo Finance Warrants Agreements”), to be entered into by Wells Fargo Finance, the Company and the warrants agents to be named by Wells Fargo Finance.

The Purchase Contract Guarantees are to be issued under one or more purchase contract agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Wells Fargo Finance Purchase Contracts”), to be entered into by Wells Fargo Finance, the Company and the purchase contract agents to be named by Wells Fargo Finance.

The Unit Guarantees are to be issued under one or more unit agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Wells Fargo Finance Unit Agreements”), to be entered into by Wells Fargo Finance, the Company and the unit agents to be named by Wells Fargo Finance.

The Indenture, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements, the Wells Fargo Finance Indenture, the Wells Fargo Finance Warrant Agreements, the Wells Fargo Finance Purchase Contract Agreements and the Wells Fargo Finance Unit Agreements are sometimes referred to herein collectively as the “Governing Documents.”

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities. We have examined or are otherwise familiar with the Certificate of Incorporation of the Company, the By-Laws of the Company, the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

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April 27, 2018

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. with respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, authentication and delivery of such Debt Securities, and (c) in the case of Debt Securities issuable upon conversion, exercise or settlement of another Security, the issuance of such Debt Securities upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. The Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2. with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Warrants Agreement, and (c) the due execution, countersignature and delivery of such Warrants, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. with respect to any Purchase Contracts, upon (a) the completion of all required Corporate Proceedings and (b) the due authorization, execution and delivery of the related Purchase Contract Agreement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. with respect to any Units, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Unit Agreement, (c) if the Units are to be evidenced by certificates, the due execution, registration of issuance and delivery of unit certificates evidencing such Units pursuant to such Unit Agreement, and (d) completion of all actions in respect of the Securities constituting a component of such Units referred to in the applicable numbered paragraphs hereof, such Unit Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms and any certificates evidencing such Units will entitle the holders thereof to the rights specified in such Unit Agreement.

5. with respect to any Debt Security Guarantees, upon (a) the due authorization, execution, authentication and delivery of the related Wells Fargo Finance Debt Securities, and (b) in the case of a Debt Security Guarantee of Wells Fargo Finance Debt Securities issuable upon conversion, exercise or settlement of another Wells Fargo Finance security, the issuance of such Wells Fargo Finance Debt Securities upon conversion, exercise or settlement of such other security in accordance with the terms of such other security or any instrument governing such other security providing for such conversion, exercise or settlement as approved by the corporate proceedings of Wells Fargo Finance, such Debt Security Guarantee will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with

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April 27, 2018

their terms. The Wells Fargo Finance Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

6. with respect to any Warrant Guarantees, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Wells Fargo Finance Warrant Agreement, and (c) the due execution, countersignature and delivery of the related Wells Fargo Finance Warrants, such Warrant Guarantee will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7. with respect to any Purchase Contract Guarantees, upon (a) the completion of all required Corporate Proceedings, and (b) the due authorization, execution and delivery of the related Wells Fargo Finance Purchase Contract Agreement, such Purchase Contract Guarantee will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. with respect to any Unit Guarantees, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Wells Fargo Finance Unit Agreement, (c) if the Wells Fargo Finance Units are to be evidenced by certificates, the due execution, registration of issuance and delivery of unit certificates evidencing such Wells Fargo Finance Units pursuant to such Wells Fargo Finance Unit Agreement, and (d) completion of all actions in respect of the Wells Fargo Finance securities constituting a component of such Wells Fargo Finance Units referred to in the applicable numbered paragraphs hereof, such Unit Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

The foregoing opinions as to the legality, validity, binding effect and enforceability of provisions of such instruments and agreements are subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transactions, fraudulent conveyance, receivership or other laws of general application affecting creditors’ rights, (ii) general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States.

With respect to the foregoing opinions in paragraphs (5), (6), (7) and (8) above, we hereby advise you that (i) in the absence of an effective waiver or consent, a guarantor or other accommodation party may be discharged from its guaranty, accommodation security or other support to the extent the supported obligations are modified or other action or inaction by a creditor increases the scope of the accommodation party’s risk or otherwise detrimentally affects its interests (such as by impairing the value of collateral securing the supported obligations, negligently administering the supported obligations, or releasing the borrower or another

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April 27, 2018

guarantor or co-accommodation party of the supported obligations); and (ii) a guarantor or other accommodation party may have the right to revoke its guaranty, accommodation security or other support with respect to supported obligations incurred after the revocation, notwithstanding the absence of an express right of revocation in the documents providing for support.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company and such consideration shall be legally sufficient; (c) each party to any Governing Document other than the Company shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) the Indenture and the Wells Fargo Finance Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (f) at the time of the execution, authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law or in the Certificate of Incorporation or By-laws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or any related Governing Documents, neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the related Governing Documents will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company, and any other securities issuable upon conversion, exercise or settlement of such Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such other securities); (g) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto; (h) the terms of the Securities will be established in conformity with the related Governing Documents; (i) none of the particular terms of the Securities or Governing Documents hereafter established will violate, or be void or voidable under, any applicable law; (j) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company; (k) in the case of any Securities represented by, or issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, all actions in respect of such other Securities referred to in the applicable numbered paragraph above shall have been completed; and (l) in the case of any Security which relates to, or which guarantees a Wells Fargo Finance Security which relates to, a security of an entity affiliated or not affiliated with the Company, a basket of those securities, a currency, a commodity, an index, a basket of indices or other market measure (collectively, a “Market Measure”) , such Security or Wells Fargo Finance Security will be settled in cash based on the value of such Market Measure and neither the Company nor Wells Fargo Finance will be required to register such Market Measure under the Securities Act in connection with the issuance of the related Security or Wells Fargo Finance Security, as applicable.

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April 27, 2018

We have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, and (c) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

We express no opinion as to (i) whether a court would award a judgment in a currency other than United States dollars or as to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency the proceeds or amount of a court judgment in another currency, (ii) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts, or (iii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or administrative rights.

The opinions herein expressed are limited to the specific issues addressed and to documents and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of any other laws. We have assumed for the purposes of this opinion that New York law will be chosen to govern each Governing Document.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Sonia A. Shewchuk
Sonia A. Shewchuk